Exhibit 99.1

Brickell Biotech Announces Sale of Sofpironium Bromide to Botanix Pharmaceuticals
Deal includes up to $9 million in upfront and potential near-term regulatory milestone payments, $168 million in potential future regulatory and sales milestone payments, plus tiered earnout payments on net sales to Brickell
Sale reflects Brickell’s strategic shift into the immunology and inflammation fields; proceeds will be used to advance Company’s pipeline of recently acquired novel therapies
BOULDER, CO — May 3, 2022 — Brickell Biotech, Inc. (Nasdaq: BBI) (“Brickell” or “Company”), a clinical-stage pharmaceutical company striving to transform patient lives by developing innovative and differentiated prescription therapeutics for the treatment of autoimmune, inflammatory, and other debilitating diseases, announced today that it has signed and closed a definitive asset purchase agreement with Botanix SB Inc., a subsidiary of Botanix Pharmaceuticals Limited (ASX: BOT) (“Botanix”), whereby Botanix has acquired the Company’s rights to sofpironium bromide, a retrometabolically-designed new chemical entity that belongs to a class of medications called anticholinergics. Sofpironium bromide gel, 15% is a potential best-in-class topical therapy that recently completed a U.S. Phase 3 pivotal clinical program for the treatment of primary axillary hyperhidrosis, or excessive underarm sweating. Brickell was on track to submit a New Drug Application (“NDA”) to the U.S. FDA for sofpironium bromide gel, 15% in mid-2022.
Under the terms of the agreement, Botanix has acquired from Brickell all assets primarily related to sofpironium bromide. In exchange, Brickell will receive upfront and potential near-term regulatory milestone payments over the next 18 months of up to $9 million from Botanix. Brickell also is eligible to receive additional success-based regulatory and sales milestone payments of up to $168 million and tiered earnout payments ranging from high-single digits to mid-teen digits on net sales of sofpironium bromide gel. Certain of these amounts are subject to payments by Brickell to its former licensor. Botanix will be responsible for all further research, development, and commercialization of sofpironium bromide globally. In connection with the sale of sofpironium bromide, Brickell and Botanix entered into a transition services agreement whereby Brickell will provide consulting services to Botanix through submission and potential approval of the U.S. NDA for sofpironium bromide gel, 15%.
“We are pleased to announce the closing of this transaction with Botanix, whose established leadership team has a strong track record of gaining FDA approval for, and successfully commercializing, some of the leading brands in medical dermatology and aesthetic medicine,” commented Robert Brown, Chief Executive Officer of Brickell. “This deal allows us to start unlocking the value of sofpironium bromide by providing an optimal pathway for sofpironium bromide gel, 15% to become a potential best-in-class treatment for the millions of patients suffering from primary axillary hyperhidrosis without the significant investment for commercialization required on our part.”
Mr. Brown continued, “Today marks a pivotal day in Brickell’s evolution, as we now shift our strategic focus to developing novel therapeutics in the immunology and inflammatory fields. Accordingly, we intend to invest the proceeds and potential future economics from this sale to continue advancing our exciting pipeline of novel, potential first-in-class therapies. This includes conducting a first-in-human Phase 1 clinical study that is on track to start this quarter for our lead DYRK1A inhibitor, BBI-02, and progressing the development of our lead STING inhibitor, BBI-10, and other next-generation kinase inhibitors through early preclinical stage studies in 2022.”
Additional details of the transaction, including related agreements and matters, will be contained in a Current Report on Form 8-K to be filed by the Company.
Oganesson, LLC served as transaction advisor and Faegre Drinker Biddle & Reath, LLP served as legal counsel to Brickell in connection with the transaction. MTS Health Partners, LP served as transaction advisor and Troutman Pepper Hamilton Sanders, LLP served as legal counsel to Botanix in connection with the transaction.
About Sofpironium Bromide
Sofpironium bromide is a new chemical entity that belongs to a class of medications called anticholinergics. Anticholinergics block the action of acetylcholine, a chemical that transmits signals within the nervous system that are responsible for a range of bodily functions, including activation of the sweat glands. Sofpironium bromide was retrometabolically designed. Retrometabolic drugs are intended to exert their action locally and are potentially rapidly metabolized into a less active metabolite once absorbed into the blood. Sofpironium bromide gel, 15% has completed a U.S. pivotal Phase 3 clinical program for the treatment of primary axillary hyperhidrosis, and sofpironium bromide gel, 5% is approved in Japan for the same indication under the brand name ECCLOCK®.
About Brickell
Brickell Biotech, Inc. is a clinical-stage pharmaceutical company striving to transform patient lives by developing innovative and differentiated prescription therapeutics for the treatment of autoimmune, inflammatory, and other debilitating diseases. Brickell’s pipeline consists of several development-stage candidates and a cutting-edge platform with broad potential in autoimmune and inflammatory disorders. This includes BBI-02, a Phase 1-ready, potential first-in-class oral DYRK1A inhibitor with strong preclinical validation for the treatment of autoimmune and inflammatory diseases, such as atopic dermatitis, rheumatoid arthritis and type 1 diabetes, BBI-10, a novel, preclinical stage oral STING inhibitor that has demonstrated dose-dependent cytokine reduction in nonclinical studies providing proof of mechanism for the treatment of autoinflammatory and rare genetic conditions, and a platform of next-generation DYRK, CLK, LRRK2 and TTK kinase inhibitors with the potential to produce treatments for autoimmune, inflammatory, and other debilitating conditions. Brickell’s executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta®, and Juvederm®. Brickell’s strategy is to leverage this experience to in-license, acquire, develop, and commercialize innovative pharmaceutical products that Brickell believes can meaningfully benefit patients who are suffering from chronic, debilitating diseases that are underserved by available therapies. For more information, visit https://www.brickellbio.com.
Cautionary Note Regarding Forward-Looking Statements
Any statements made in this press release relating to future financial, business, and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, Brickell’s strategy; future operations; future financial position; future liquidity; future revenue; projected expenses; results of operations; the anticipated timing, scope, design, progress, results, and/or reporting of data of ongoing and future non-clinical and clinical trials; intellectual property rights, including the validity, term, and enforceability of such; the expected timing and/or results of regulatory submissions and approvals; and prospects for commercializing any of Brickell’s product candidates, or research collaborations with, or actions of, its partners, including in Japan, South Korea, the United States, or any other country are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “announces,” “may,” “could,” “should,” “might,” “anticipate,” “reflects,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “will,” evaluate,” “advance,” “excited,” “aim,” “strive,” “help,” “progress,” “select,” “initiate,” “look forward,” “promise,” and similar expressions and their variants, as they relate to Brickell or any of Brickell’s partners or third parties, may identify forward-looking statements. Brickell cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly, and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including without limitation, research results and data that do not meet targets, expectations or regulatory approval requirements; ability to obtain adequate financing for product development, regulatory submissions, and any commercialization; ability to maintain and enforce intellectual property rights; potential delays or alterations in product development, trials of any type, and regulatory submission and reviews; changes in law or policy; litigation, regulatory agency feedback or requests; supply chain disruptions; unanticipated demands on cash resources; disruptions and negative effects related to the COVID-19 pandemic and the conflict in Ukraine; interruptions, disruption, or inability by Brickell or its partners to obtain or supply research material, raw materials, and/or product anywhere in the world; efforts to obtain and retain adequate pricing and adequate reimbursement and other insurance coverage for Brickell’s products; the outcome of Brickell’s current and planned preclinical and clinical trials across its portfolio; the inability of Botanix to achieve the regulatory and sales-based events, and therefore Brickell not receiving any additional payments, under its agreement with them; and other risks associated with developing and obtaining regulatory approval for, and commercializing, product candidates. Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in Brickell’s filings with the United States Securities and Exchange Commission, which are available at https://www.sec.gov (or at https://www.brickellbio.com). The forward-looking statements represent the estimates of Brickell as of the date hereof only. Brickell specifically disclaims any duty or obligation to update forward-looking statements.

Brickell Investor Contact:
Dan Ferry
LifeSci Advisors
(617) 430-7576
daniel@lifesciadvisors.com